Exhibit 99.2

             MINERAL CLAIM OPTION AND PURCHASE AGREEMENT (AMENDED 2)

THIS AGREEMENT made as of the 21st day of December, 2009

BETWEEN:

            Daniel and Judy Massagli
            Address: P.O. Box 8245, Alta Loma, Ca. 91701

            (Hereinafter referred to as the "Vendor") OF THE FIRST PART

AND:

            USA Uranium Corp., a Nevada Corporation, having an office at 40318 Barington Dr., Palm Desert, Ca 92211

            (Hereinafter referred to as the "Purchaser") OF THE SECOND PART

WHEREAS:

A. The Vendor is the owner of twelve (12) mineral mining claims (nine (9) patented and three (3) unpatented) known as the Occidental Mine located in Cargo Muchacho Mining District of Imperial County, California USA (herein the "Property" and more properly identified in Schedule A hereto attached)

B. The Purchaser has agreed to acquire an option and to purchase the Property and the Vendor has agreed to option and sell the Property on the terms and conditions hereinafter set forth.

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

1.   The Vendor represents and warrants the purchaser that:

     a.   It is legally entitled to hold the Property and the property rights.
     b. It is, and at the time of each transfer to the Purchaser of mineral claims comprised in the Property it will be, the recorded holder and beneficial owner of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of other, except as noted on Schedule "A", and no taxes or rentals are due in respect of any thereof;
     c. The mineral claims comprised in the Property have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and, except as specified in Schedule
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          "A" and accepted by the Purchaser, are in good standing with respect to all filings, fees, taxes, assessments, work commitments on the date hereof.

     d. There is no adverse claim or challenge against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Vendor, is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person other than the Vendor, pursuant to provisions hereof, has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property other than as set out in Schedule "A"
     e. Vendor will cooperate with Purchaser to allow Purchaser free access to the Property at Purchasers own risk to complete any and all onsite inspections of the property, and Purchaser shall indemnify Vendor against any and all claims resulting from Purchasers access to the property. All costs of any such inspections are to be paid by the Purchaser
     f. RE/MAX Beach Cities Realty, agent Michael Talbot (Broker") represents both Purchaser and Vendor and shall be entitled to a sales commission of 5% of the agreed sale price payable at the close of escrow from the Vendor's proceeds as per their separate contract.

2. The representations and warranties contained in this Section are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representations or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3. All payments per this Agreement must be made within 30 days of the due date; otherwise the Property with all rights reverts back to the Vendor.

4. A USA Uranium mineral exploration work program as recommended by the Purchaser's Geologist Dr. Earl Abbott, with a minimum valuation of $250,000 is to be completed within one year from the date hereof (the "Option Period") or all right title and interest in and to the Property reverts to the Vendor. An equivalent cash payment may be made to the Vendor instead of the Purchaser's work program.

OPTION AND PURCHASE AND SALE

5. The Vendor agrees to grant the Purchaser a one (1) year option (the "Option") from the date hereof to purchase the Property. To exercise the Option the Purchaser shall have fulfilled the terms of paragraph four (4) above and have provided notice of same to the Vendor.

6. The Vendor agrees to option and sell and the Purchaser agrees to option and purchase a 100% undivided interest in and to the Property free and clear of all charges, encumbrances and claims, except for those set out in Schedule "A"

7. In consideration of the Option and sale of the property by the Vendor the Purchaser shall pay the following sums to the Vendor in stages as follows:

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     a.   Upon execution of this Agreement, the Purchaser shall release Five
          Thousand Dollars ($5,000) option consideration to the Vendor in addition to the Option Shares. Said funds shall be non-refundable and credited toward the Purchase Price at the close of escrow.
     b. Within 10 days of full execution of this Agreement issue one million five hundred thousand (1,500,000) shares of the Purchaser (the "Option Shares") to the Vendor (of which 250,000 of the Option Shares shall be free of all trading restrictions)
     c. 90 days from signing a further 250,000 of the Option Shares shall become free trading
     d. 180 days from signing a further 500,000 of the Option Shares shall become free trading
     e. 270 days from signing a further 500,000 of the Option Shares shall become free trading
     f. No later than thirty (30) days prior to the expiration of said option period Vendor is to exercise their option to purchase and submit a formal purchase agreement to the Vendor and /or the Broker.
     g. Up to one year from signing this Agreement the Purchaser shall be able to exercise the Option to Purchase by paying to the Vendor the following as the Purchase Price (the "Purchase Price"):

          i. The Purchaser shall issue to the Vendor a further two (2) million shares and,
          ii. The Purchaser shall make a cash payment equivalent to and determined by subtracting the value (based upon 30 day average trading value of the shares), on Option exercise date of the three million five hundred thousand (3,500,000) million shares from the value of 10% of the minable reserves proven on the Property,
          iii. Provided that the total option exercise and Purchase Price of the
               3.5 million shares and the cash payment, if any, shall not exceed three million five hundred thousand ($3,500,000) dollars. If the proven reserves test are in excess of the $3.5 million purchase price then the Vendor is to receive an additional five (5%) percent of the value of the gross proven reserves in excess of that figure.
          iv. The shares and cash determined hereunder shall constitute the Purchase price of the Property.

8. The Purchaser agrees to divide any specimen gold discovered during the exploration equally between the two parties until the option has been exercised and the Property purchased.

OTHER OBLIGATIONS OF THE PURCHASER

9. The Purchaser agrees to maintain in good standing those mineral claims comprised in the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the purchaser's activities thereon except those at the time contested in good faith by the Purchaser.

10. The Purchaser agrees to do all work on the property in a good and workman like fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority.

11. The Purchaser agrees to indemnify and save the Vendor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Purchasers activities on the Property, but the Purchaser shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Purchase Agreement if upon termination of the Agreement any workings on or improvements to the Property made by the Purchaser are left in a safe condition in accordance with government regulations and laws.

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12.  The Purchaser agrees to provide the Vendor with copies of all technical reports, assays and maps in its possession or attainable through other sources and/or resulting from their work on this Property.

13. Area of interest Clause: It is understood and agreed that in the event either party stakes additional claims within one mile of the existing outer boundary of the Property, those claims will become part of this agreement.

14. Vendor Within fourteen (14) days of acceptance of the Option and Purchase Agreement, the Vendor shall provide all documentation identifying the twelve (12) mineral mining claims known as the Occidental Mine to be identified in schedule A; the Purchaser shall provide an outline of the work program that will be conducted by the Purchaser during this option period which will be incorporated into this contract as schedule B.

15. Vendor will cooperate with the Purchaser to apply for all necessary permits to complete any and all inspections, core samplings and field work required to obtain the documentation to complete a 43-101 geological review report. If Purchaser elects not to exercise its Option then Purchaser shall return the Property to its original state. All cost of any such inspections is to be paid by the Purchaser.

16. Within the first 90 days of the Option Period, Purchaser is to complete all the initial field inspections; and review and approve all available documentation. During this time the Purchaser is to take all the necessary steps required to obtain a geological review report including but limited to hiring the necessary personal to complete the project and to process the application in a timely manner.

17. Upon the 90th day the Purchaser is to submit a request for a pre-application hearing with the Imperial County Planning Department to be heard within 120 days from acceptance of this agreement (the pre-application process allows the public, the governing agencies and their staff to have a clear understanding of their proposed project from which the regulatory agencies present brief descriptions of their requirements, procedures and information that will be required at the time of a formal application is submitted).

18. Within 160 days of acceptance of the Option and Purchase Agreement Purchaser shall submit the formal application along with all the necessary documentation and fees required to the Planning/Building Department. At that time Purchaser shall release to the Vendor an additional Ten Thousand Dollars ($10,000) option consideration that will be non-refundable and credited toward the Purchase Price at the close of escrow.

19. Vendor (owner-seller) right to cancel - Purchaser contract obligations - Vendor after first giving purchaser a notice to perform (as specified below) may cancel this Agreement in writing for any of the following reasons: (a) if Purchaser fails to deposit funds as required (b) if Purchaser fails to perform any of the provisions documented in this agreement and their work program.

20. Notice to Purchaser to perform - The notice to the Purchaser to perform shall: (a) be in writing (b) be signed by the Vendor (c) give Purchaser at least 72 hours to take the applicable action to complete the item requested
     (d) delivered certified mail to purchasers mailing address.

21.  TERMINATION OF PURCHASE AGREEMENT

22. Prior to the payment in full of the Purchase Price and completion of the Purchaser's work commitments, the Purchaser may terminate the Purchase Agreement by notice to the Vendor.

23. If the Purchase Agreement is terminated by the Purchaser or the Vendor, prior to the payment of Purchase Price in full and the completion of the work commitments the obligations of the Purchaser stop at the balance of

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     the Purchase Price then outstanding and complete the work commitments shall end and the purchaser shall:

     a. leave in good standing for a period of at least three months from the termination of the Purchase Agreement those mineral claims comprised in the property
     b. deliver to the Vendor a Bill of Sale or other proper form of transfer documents (if necessary), in recordable form whereby the right, title, and interest in and to the property has been transferred to the Vendor or its nominees, free and clear of all liens or charges arising from the purchasers activities on the property, and;
     c. deliver at no cost to the Vendor within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data complied by, prepared at the direction or, or in the possession of the purchaser with respect to the Property and not theretofore furnished to the Vendor.

TRANSFER OF TITLE

24. Concurrently with the exercise of the Option and payment of the Purchase Price included in this agreement, the Vendor shall deliver to the Purchaser such documentation necessary to duly transfer a 100% interest in the Property upon exercise of this agreement.

GENERAL TERMS

25. This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this agreement.

26. This Agreement shall endure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

27. This Agreement shall be governed by and construed in accordance with the laws of California and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

28. Vendor and Purchaser are advised to seek legal counsel pertaining to all aspects of this contract including but not limited to any and all representations and warranties contained in this contract. Both parties agree to hold Michael Talbot, RE/MAX Beach Cities Realty and all our affiliated companies harmless from any and all liability pertaining to this agreement.

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In witness whereof the parties hereto have executed this agreement as of the day and year first above written:

Signed Sealed and Delivered by

USA Uranium Corp as represented by its

President Karl Harz                        /s/ Karl Harz
                                           -------------------------------------
                                           USA Uranium Corp
                                           Karl Harz President


CEO Ken Berscht                            /s/ Ken Berscht
                                           -------------------------------------
                                           USA Uranium Corp
                                           Ken Berscht CEO

Signed Sealed and Delivered by
Daniel and Judy Massagli                   /s/Daniel and Judy Massagli
                                           -------------------------------------
                                           Daniel and Judy Massagli

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                   Schedule "A" Mineral CLAIM IDENTIFICATION

Twelve (12) mineral mining claims nine (9) patented and three (3) unpatented known as the Occidental Mine located in Cargo Muchacho Mining District of Imperial County, California USA